                                                                     EXHIBIT 3

                          STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT"), dated as of the 1st day of August, 1997, by and between HORSHAM ENTERPRISES LIMITED, a British Virgin Islands corporation ("PURCHASER") having offices at Columbus Centre Building, Wickams Cay, Road Town, Tortola, British Virgin Islands, and KELLSTROM INDUSTRIES, INC., a Delaware corporation ("SELLER") having offices at 14000 N.W. 4th Street, Sunrise, Florida 33325.

     WHEREAS, Seller owns 35,000 ordinary shares, NIS 0.002 par value per share (the "FIRST ORDINARY SHARES"), of Rada Electronic Industries Limited (the "COMPANY"); and

     WHEREAS, by a share purchase agreement to be entered into between the Company and the Seller, the Seller will exercise its rights of first refusal granted to it pursuant to a First Refusal Agreement dated June 22, 1995 so as to call for the Company to issue to the Seller 440,000 ordinary shares, NIS 0.002 par value per share (the "SECOND ORDINARY SHARES"), of the Company; and

     WHEREAS, subject to the fulfillment or satisfaction of the Condition Precedent (as defined below) the Seller desires to sell, and Purchaser desires to purchase, the First Ordinary Shares and the Second Ordinary Shares (together the "SHARES") subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, Seller and Purchaser hereby agree as follows:


                                  SECTION 1

                               INTERPRETATION
                               --------------

     1.1  DEFINITIONS.  In this Agreement unless the context otherwise requires
          -----------
the following words and expressions shall bear the meaning set opposite them:

          "LONG STOP DATE"        means August 31, 1997;

          "CONDITION PRECEDENT"   means the definition assigned to the term in
                                  Section 3.1;

          "PURCHASE PERIOD"       means the period of commencing on the date
                                  of this Agreement and terminating on the Long Stop Date ;

          "WORKING DAYS"           means those days of the year on which the
                                   Company's ordinary shares are traded on the Nasdaq National Market.

                                  SECTION 2

                         SALE AND PURCHASE OF SHARES
                         ---------------------------

     2.1  SALE AND PURCHASE OF THE SHARES.   The Seller and the Purchaser agree
          -------------------------------
that upon fulfillment of the Condition Precedent and upon and subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Shares. The aggregate purchase price for the Shares sold pursuant to this Agreement shall be $1,003,830.00 (the "PURCHASE PRICE"), which Purchase Price shall consist of $105,350.00 as payment for the First Ordinary Shares and $898,480.00 as payment for the Second Ordinary Shares.

                                  SECTION 3

               CONDITION PRECEDENT FOR PURCHASE OF THE SHARES
               ----------------------------------------------

     3.1  CONDITION PRECEDENT.  The sale and purchase of the Shares shall be
          -------------------
conditional upon (a) the Seller applying for, paying for in full and being issued the Second Ordinary Shares for an aggregate purchase price of $898,480.00 and (b) the representations and warranties of the parties contained herein being true and correct as of the Closing Date (as defined below) (collectively, the "CONDITION PRECEDENT"). It being understood that, notwithstanding anything to the contrary contained herein, Seller shall have no obligation or liability under this Agreement, or in connection with the transactions contemplated hereby, if Seller is unable to subscribe for or purchase the Second Ordinary Shares for an aggregate purchase price of $898,480.00 for any reason beyond the control of Seller.


                                  SECTION 4

                   SATISFACTION OF THE CONDITION PRECEDENT
                   ---------------------------------------

     4.1  DEPOSIT INTO ESCROW.  Following the deposit into escrow of the
          -------------------
Purchase Price, and subject to Section 3.1, Seller shall use its best endeavours to fulfill or procure the fulfillment of the Condition Precedent as soon as possible and in any event by no later than the Long Stop Date.

     4.2  EXTENSION OF PURCHASE PERIOD.  If the Seller does not fulfill the
          ----------------------------
Condition Precedent by the Long Stop Date, the Purchaser and Seller may within 7 working days following the expiration of the initial Long Stop Date extend the Long Stop Date by such period of time as the Purchaser and Seller consider appropriate. If the Purchaser and Seller extend the period for the fulfillment of the Condition Precedent in accordance with the foregoing provisions of this Section, the new date by which the Condition Precedent must be fulfilled shall thereafter be regarded as the "Long Stop Date" and the new revised date by which the Condition Precedent must be fulfilled shall for the purposes of this Agreement be deemed to replace the date set out opposite the definition of the Long Stop Date in Section 1.1.

     4.3  CONDITION PRECEDENT NOT SATISFIED.  In the event that the Condition
          ---------------------------------
Precedent is not fulfilled by the Long Stop Date, then subject to Sections 3.1 and 4.2, the Purchaser shall not be bound to purchase the Shares and the Seller shall not be bound to sell the Shares, and this Agreement shall immediately terminate without prejudice to any accrued rights or remedies of the Seller or the Purchaser.


                                  SECTION 5

           CLOSING, PAYMENT, DELIVERY AND ASSIGNMENT OF WARRANTIES
           -------------------------------------------------------

     5.1  CLOSING DATE.  The closing (the "CLOSING") of the sale and purchase of
          ------------
the Shares hereunder shall be held on the date (the "CLOSING DATE") falling one
(1) Working Day following the fulfillment or satisfaction of the Condition Precedent (provided always that, subject to Section 3.1, the Condition Precedent is fulfilled in its entirety by the Long Stop Date) or such other date as shall have been agreed to by Seller and Purchaser.

     5.2  PLACE OF CLOSING.  The place of the Closing (including the place of
          ----------------
delivery to Purchaser by Seller of the certificates evidencing the Shares and the place of payment to Seller by Purchaser of the Purchase Price therefor) shall be at the offices of Fulbright & Jaworski L.L.P. ("ESCROW AGENT"), 666 Fifth Avenue, New York, NY 10103 or such other place as shall have been agreed to by Seller and Purchaser.

     5.3  CLOSING PAYMENT AND DELIVERY.  Upon fulfillment or satisfaction of the
          ----------------------------
Condition Precedent, the Purchaser will pay to Seller, by certified check or wire transfer (to an account designated by Seller), an amount equal to the Purchase Price, and prior to the closing Seller will deliver to Purchaser a certificate or certificates registered in Purchaser's name (or in such name or names as otherwise designated by Purchaser) or a certificate or certificates accompanied by appropriate stock powers, executed in blank, for the Shares, in accordance with, and subject to, the terms and conditions of that certain Escrow Agreement (the "ESCROW AGREEMENT"), to be executed by and among Seller, Purchaser, the Company and Escrow Agent and in substantially the form attached as Exhibit A hereto, and Seller and Purchaser each agree to deliver to the Escrow Agent the written confirmation to proceed contemplated by Section 4 of the Escrow Agreement.

     5.4  ASSIGNMENT OF WARRANTIES.  The Seller hereby agrees that at Closing it
          ------------------------
will assign to the Purchaser the benefit of all warranties and written representations given by the Company to the Seller in any agreement entered into by such parties by which the Company agrees to issue the Second Ordinary Shares to the Seller as are capable of being assigned in conjunction with the transfer of the Second Ordinary Shares, and the Seller shall execute such documents and take such other reasonable steps as shall be required by the Purchaser, including without limitation entering into a Deed of Assignment, to vest the benefit of such warranties and written representations in the Purchaser.


                                  SECTION 6

                  REPRESENTATIONS AND WARRANTIES OF SELLER
                  ----------------------------------------

     Seller represents and warrants to Purchaser as follows as of the date hereof and the Closing Date:

     6.1  ORGANIZATION AND STANDING.  Seller is a corporation duly organized,
          -------------------------
validly existing and in good standing under the laws of its state of organization and is qualified to do business as a foreign corporation in Florida.

     6.2  CORPORATE POWER.  Seller has all requisite corporate power to enter
          ---------------
into this Agreement and the Escrow Agreement, to sell the Shares and to carry out and perform its obligations under the terms of this Agreement and the Escrow Agreement.

     6.3  AUTHORIZATION.  This Agreement and the Escrow Agreement have been duly
          -------------
authorized by and are valid and binding obligations of Seller, enforceable against Seller in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

     6.4  THE FIRST ORDINARY SHARES.  Subject to consummation of the
          -------------------------
transactions contemplated hereby and by the Escrow Agreement, Seller will transfer to Purchaser, and Purchaser will acquire, good, valid and marketable title to the First Ordinary Shares, free and clear of any mortgage, debenture, charge, pledge, lien or other encumbrance, other than restrictions under applicable Israeli or United States federal and state securities laws.

     6.5  THE SECOND ORDINARY SHARES.  Subject to consummation of the
          --------------------------
transactions contemplated hereby and by the Escrow Agreement, Seller will transfer to Purchaser, and Purchaser will acquire, such title to the Second Ordinary Shares as Seller shall have acquired from the Company.

     6.6  NO OTHER REPRESENTATIONS OR WARRANTIES.  Except as specifically stated
          --------------------------------------
in this Section 6, Seller makes no other representations or warranties to Purchaser about the Shares or the Company.


                                  SECTION 7

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER
                 -------------------------------------------

     Purchaser represents and warrants to Seller as follows as of the date hereof and the Closing Date:

     7.1  ORGANIZATION AND STANDING.  Purchaser is a corporation duly organized,
          -------------------------
validly existing and in good standing under the laws of its state of organization.

     7.2  CORPORATE POWER.  Purchaser has all requisite corporate power to enter
          ---------------
into this Agreement and the Escrow Agreement and to carry out and perform its obligations under the terms of this Agreement and the Escrow Agreement.

     7.3  EXPERIENCE.  Purchaser (i) is experienced in evaluating and investing
          ----------
in companies such as the Company, (ii) understands that it may lose its entire investment in the Company and can afford to sustain such loss and (iii) is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT").

     7.4  FOREIGN PERSON.  Purchaser is not a "U.S. Person" (as such term is
          --------------
defined in Rule 902(o) of Regulation S promulgated under the Securities Act).

     7.5  INVESTMENT.  Purchaser is acquiring the Shares for investment for its
          ----------
own account, not for the account or benefit of a U.S. Person and not with the view to, or for resale in connection with, any distribution thereof, including, without limitation, immediate resale or distribution into the United States, except in compliance with U.S. federal and state securities laws. As of the date hereof, Purchaser has no present plan or intention to sell all or a portion of the Shares in the United States at any predetermined time, and Purchaser has made no predetermined arrangements to sell all or a portion of the Shares.

     7.6  RULE 144.  Purchaser acknowledges that the Shares must be held
          --------
indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions (which conditions cannot presently be satisfied).

     7.7  AUTHORIZATION.  This Agreement and the Escrow Agreement have been duly
          -------------
authorized by and are valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

     7.8  INDEPENDENT INVESTIGATION.  In making its investment decision to
          -------------------------
purchase the Shares, Purchaser has relied solely upon an independent investigation made by it and its representatives, if any, of the Company, and Purchaser is not relying on any oral or written representations, warranties or other assurances from Seller or any of Seller's representatives with respect to the Company or its business, operations, prospects, management or financial affairs. Prior to the Closing Date, Purchaser has been afforded access and opportunity to examine all publicly available books and records of the Company and all other publicly available documents relating to the Company. Purchaser has had an opportunity to discuss the Company's business, operations, prospects, management and financial affairs with the Company's management, and the Company has furnished Purchaser with copies of all documents which Purchaser has requested.


                                  SECTION 8

                     RESTRICTIONS ON TRANSFERABILITY OF
                     ----------------------------------
                 SECURITIES; COMPLIANCE WITH SECURITIES ACT
                 ------------------------------------------

     8.1  RESTRICTIONS ON TRANSFERABILITY.  The Shares shall not be transferable
          -------------------------------
except in compliance with U.S. federal and state securities laws.

     8.2  RESTRICTIVE LEGEND.  Each certificate representing the Shares, or any
          ------------------
other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

                                  SECTION 9

                               INDEMNIFICATION
                               ---------------

          9.1  INDEMNIFICATION.  Purchaser agrees to indemnify and hold harmless
               ---------------
Seller, and the Seller agrees to indemnify and hold harmless the Purchaser, from and against any losses, claims, damages or liabilities (or actions, claims or proceedings in respect thereof) to which the other party may become subject arising out of or based upon any breach of any representation, warranty or agreement of the other party herein contained, and Purchaser and Seller agree to reimburse each other for any legal or other expenses reasonably and properly incurred by the applicable party hereto in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement shall be in addition to any liabilities or remedies which the parties hereto may otherwise have.

          9.2  PROCEDURE.  Promptly after receipt by an indemnified party under
               ---------
this Section 9.2 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement, which consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from any and all liability on any and all claims that are the subject matter of such proceeding.


                                 SECTION 10

                                MISCELLANEOUS
                                -------------

          10.1  GOVERNING LAW.  This Agreement shall be governed by, and
                -------------
construed and enforced in accordance with, the laws of the State of Florida.

          10.2  CONSENT TO SERVICE AND JURISDICTION.  Purchaser, by the
                -----------------------------------
execution and delivery of this Agreement, designates and appoints CT Corporation System as the authorized agent of Purchaser upon whom process may be served in any suit, proceeding or other action against Purchaser instituted by Seller or by any person controlling Seller as to which Seller or any such controlling person is a party and based upon this Agreement, or in any other action against Purchaser in any United States federal or state court sitting in the County of Broward, arising out of the transactions contemplated by this Agreement and the Escrow Agreement, and Purchaser expressly accepts jurisdiction of any such court in respect of any such suit, proceeding or other action and, without limiting other methods of obtaining jurisdiction, expressly submits to personal jurisdiction of any such court in respect of any such suit, proceeding or other action. Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the United States reasonably acceptable to Seller shall have been appointed by Purchaser, such successor shall have accepted such appointment and written notice thereof shall have been given to Seller. Purchaser further agrees that service of process upon its authorized agent or successor shall be deemed in every respect personal service of process upon Purchaser in any such suit, proceeding or other action. In the event that service of any process or notice or motion or other application to any such court in connection with any such action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformance with the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents of Civil and Commercial Matters or any successor convention or treaty. Purchaser hereby irrevocably waives any objection that it may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on the Shares, this Agreement or the Escrow Agreement, or otherwise relating to the sale of the Shares in any United States federal or state court sitting in the County of Broward, and each hereby further irrevocably waives any claim that any such action or proceeding in any such court has been brought in an inconvenient forum. Purchaser agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any appeals or proceeding arising out of the sale of the Shares, this Agreement or the Escrow Agreement rendered by any such federal court or state court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing contained in this Agreement shall affect or limit the right of Seller to serve any process or notice of motion or other application in any other manner permitted by law or limit or affect the right of Seller to bring any action or proceeding against Purchaser or any of its property in the courts of any other jurisdiction. Purchaser further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment or such substitute designation and appointment in full force and effect. Purchaser and Seller hereby agree to the exclusive jurisdiction of the courts of the State of Florida, or the federal courts sitting in the County of Broward, in connection with any action brought by either party.

          10.3  SUCCESSORS AND ASSIGNS.  Except as otherwise expressly provided
                ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          10.4  ENTIRE AGREEMENT.  This Agreement and the other documents
                ----------------
delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof. Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by written instrument signed by Seller and Purchaser.

          10.5  NOTICES, ETC.
                -------------

                (a) All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage prepaid, or delivered either by hand or by messenger, or sent via telex, telecopier, computer mail or other electronic means, addressed (A) if to Purchaser, at Neil Myerson, Solicitors, The Cottages, Regent Road, Altrincham, Cheshire, WA14 1RX, England (Ref: NEM) (facsimile number: 0161 941
          3719) or at such other address as Purchaser shall have furnished to Seller in writing, or (B) if to any other holder of any Shares, at such address as such holder shall have furnished to Seller in writing, or, until any such holder so furnishes an address to Seller, then to and at the address of the last holder thereof who has so furnished an address to Seller, or (C) if to Seller, at 14000 N.W. 4th Street, Sunrise, Florida 33325, Attention: President, (facsimile no.: 954-845-0428), or at such other address as Seller shall have furnished to Purchaser and each such other holder in writing.

                (b) Any notice or other communications so addressed and mailed, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

          10.6 DELAYS OR OMISSIONS.  No delay or omission to exercise any right,
               -------------------
power or remedy accruing hereunder, upon any breach or default under this Agreement, shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law, shall be cumulative and not alternative.

          10.7  RIGHTS; SEPARABILITY.  In case any provision of this Agreement
                --------------------
shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          10.8  FURTHER ASSURANCE.  The Seller shall take all necessary and
                -----------------
reasonable steps and co-operate fully with the Purchaser to ensure that it obtains the full benefit of the Shares and shall execute such documents and take such other reasonable steps (or procure other necessary parties so to do) as are necessary or appropriate for vesting in the Purchaser all its rights and interests in the Shares.

          10.9  BROKER.  Each of Seller and Purchaser represents and warrants
                ------
that it has retained no finder or broker or other person or firm in connection with the transactions contemplated by this Agreement.

          10.10 LEGAL FEES AND EXPENSES.  Each party shall bear the expenses
                -----------------------
and legal fees incurred on its behalf with respect to this Agreement, the Escrow Agreement and the transactions contemplated hereby and thereby.

          10.11 TITLES AND SUBTITLES.  The titles of the Sections and
                --------------------
subsections of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement.

          10.12 COUNTERPARTS.  This Agreement may be executed in counterparts,
                ------------
each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.


                                KELLSTROM INDUSTRIES, INC.


                                By:   /s/  John S. Gleason
                                    ----------------------
                                        Name:  John S. Gleason
                                        Title:  Executive Vice President


                                HORSHAM ENTERPRISES


                                By:   /s/  A. Berg
                                    --------------
                                    Name:  A. Berg
                                    Title: As agent for Horsham
                                           Enterprises Limited